UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: July 15, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	001-31216	(I.R.S. Employer Identification No.)
of incorporation)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 15, 2008, a jury delivered a verdict in a lawsuit brought by DeepNines, Inc. (“DeepNines”) against McAfee, Inc. (“McAfee”) in the U.S. District Court for the Eastern District of Texas (the “District Court”). DeepNines alleged that certain versions of McAfee’s IntruShield network security appliance infringed upon a patent held by DeepNines. McAfee claimed non-infringement, as well as unenforceability of the patent due to DeepNines’ inequitable conduct before the U.S. Patent Office.
The jury in the District Court found that certain applications of IntruShield infringe upon DeepNines’ patent and awarded a one-time, lump sum payment for past and future damages of $18 million. The jury also found the infringement to be willful. However, upon a motion made by McAfee, the District Court judge subsequently overturned that finding by ruling that, as a matter of law, the facts of the case did not support the jury’s verdict that the infringement was willful.
McAfee believes the facts and the law do not support the jury’s findings of infringement and will seek to overturn the verdict in post-trial motions with the District Court. If the District Court does not grant McAfee’s motions, McAfee intends to vigorously challenge the verdict through an appeal to the appropriate U.S. Court of Appeals.
As of March 31, 2008, McAfee had not accrued any liability in its financial statements for this lawsuit. In assessing the impact of this jury verdict on its financial statements, McAfee will review the verdict, evaluate the likelihood of prevailing on any additional post-trial motions, and evaluate the likelihood of a successful appeal. The verdict reached by the jury in the District Court awarded amounts that were intended to compensate DeepNines for both past and future damages. Accordingly, McAfee expects that the $18 million in damages awarded by the jury to DeepNines may have an impact on its results of operations for the second quarter of 2008 and for future periods, depending upon the accounting allocation of such amount between the second quarter of 2008 and future periods. McAfee expects to discuss the accounting treatment of this verdict in more detail on July 31, 2008 during its second quarter 2008 earnings conference call.
Forward-Looking Statements:
This Current Report on Form 8-K contains forward-looking statements, which include those regarding McAfee’s intention to file post-trial motions and appeal all or a portion of the verdict; and the effect that the verdict may have on McAfee’s results of operations and its financial statements. The forward-looking statements contained in this release are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include the potential outcomes of any motions or appeals by the parties, and other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. McAfee does not undertake to update any forward looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: July 21, 2008	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel